UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SENECA FOODS CORPORATION
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(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SENECA FOODS CORPORATION
3736 South Main Street
Marion, New York 14505

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Meeting”) of the shareholders of SENECA FOODS CORPORATION will be held at our offices at 418 East Conde Street, Janesville, Wisconsin, on Friday, August 4, 2006, at 1:00 p.m., Central Daylight Savings Time, for the following purposes:

1.	To elect three directors to serve until the Annual Meeting of shareholders in 2009 and until each of their successors is duly elected and shall qualify.

2.	To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2007.

3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

Accompanying this notice is a form of proxy and Proxy Statement. If you are unable to be present in person at the Meeting, please sign the enclosed form of proxy and return it in the enclosed envelope. If you attend the Meeting and vote personally, the proxy will not be used. Only shareholders of record at the close of business on June 16, 2006, will be entitled to vote at the Meeting and any adjournment thereof. The prompt return of your proxy will save the expense of further communications.

A copy of the Annual Report for the fiscal year ended March 31, 2006, also accompanies this Notice.

By order of the Board of Directors,

JEFFREY L. VAN RIPER
Secretary

DATED: Marion, New York
                June 30, 2006

IT IS IMPORTANT THAT THE ENCLOSED PROXY BALLOT BE SIGNED, DATED AND PROMPTLY RETURNED IN THE ENCLOSED ENVELOPE, SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS OF

SENECA FOODS CORPORATION
_______________________________

Date of Mailing: June 30, 2006

Annual Meeting of Shareholders: August 4, 2006

The enclosed proxy is solicited by the Board of Directors of Seneca Foods Corporation (hereinafter called the “Company”). Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the proxy. The signing of the form of proxy will not preclude the shareholder from attending the Annual Meeting (the “Meeting”) and voting in person. Shares represented by proxy will be voted in accordance with the directions of the shareholder. The directors of the Company know of no matters to come before the meeting other than those set forth in this Proxy Statement. In the event any other matter may properly be brought before the meeting, the proxy holders will vote the proxies in their discretion on such matter. If no choices are specified on the proxy, the proxy will be voted FOR the proposals discussed in this Proxy Statement.

All of the expenses involved in preparing and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy material to beneficial owners of stock.

Only record holders of the voting stock at the close of business on June 16, 2006 (the “Record Date”) are entitled to vote at the Meeting. On that day the following shares were issued and outstanding: (i) 4,074,509 shares of Class A common stock, $0.25 par value per share (“Class A Common Stock”); (ii) 2,760,905 shares of Class B common stock, $0.25 par value per share (“Class B Common Stock”, and together with the Class A Common Stock, sometimes collectively referred to as the “Common Stock”); (iii) 200,000 shares of Six Percent (6%) Cumulative Voting Preferred Stock, $0.25 par value per share (“6% Preferred Stock”); (iv) 407,240 shares of 10% Cumulative Convertible Voting Preferred Stock - Series A, $0.25 stated value per share (“10% Series A Preferred Stock”); (v) 400,000 shares of 10% Cumulative Convertible Voting Preferred Stock - Series B, $0.25 stated value per share (“10% Series B Preferred Stock”); (vi) 853,500 shares of Series 2003 Preferred Stock with $0.025 par value per share; and (vii) 3,436,809 shares of Convertible Participating Preferred Stock with $0.025 par value per share (the “Convertible Participating Preferred Stock”). The shares of Class B Common Stock, 10% Series A Preferred Stock, and 10% Series B Preferred Stock are entitled to one vote per share on all matters submitted to the Company’s shareholders. The shares of Class A Common Stock are entitled to one-twentieth (1/20) of one vote per share on all matters submitted to the Company’s shareholders. The shares of 6% Preferred Stock are entitled to one vote per share, but only with respect to the election of directors. The shares of Convertible Participating Preferred Stock and Series 2003 Preferred Stock are not currently entitled to vote on matters submitted to shareholders (other than as required by law); however, these shares are convertible on a share-for-share basis into shares of Class A Common Stock, which are entitled to one-twentieth (1/20) of one vote per share.

At the Meeting, shareholders of the Company will consider and vote upon the following matters:

    (1) To elect three directors to serve until the Annual Meeting of shareholders in 2009 and until each of their successors is duly elected and shall qualify.
(2) To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2007.
(3) To transact such other business as may properly come before the Meeting or any adjournment thereof.

PROPOSAL 1

ELECTION OF DIRECTORS

Under the By-Laws of the Company, the Board of Directors is divided into three classes, as equal in number as possible, having staggered terms of three years each. Therefore, at this annual meeting three directors will be elected to serve until the annual meeting in 2009 and until each of their successors is duly elected and shall qualify.

Unless authority to vote for the election of directors is withheld or the Proxy is marked to the contrary as provided therein, the enclosed Proxy will be voted FOR the election of the three nominees listed below.

Although the directors do not contemplate that any of the nominees will be unable to serve, should such a situation arise, the Proxy may be voted for the election of other persons as directors. Each nominee, to be elected as a director, must receive the affirmative vote of a plurality of the votes cast at the Meeting by the shareholders entitled to vote thereon.

The following table sets forth certain information with respect to the nominees for election as directors and directors whose terms continue beyond the meeting:

Nominee	Principal Occupation for Past Five Years	Age	Served as Director Since

	Nominees Standing for Election

To serve until the annual meeting of shareholders in 2009 and until their successors are duly elected and shall qualify:

Arthur H. Baer (3)	President of Hudson Valley Publishing since January 2003 and 1998 to 1999; President of Arrow Electronics Europe from 2000 to 2002; President of XYAN Inc. from 1996 to 1998.	59	1998

Kraig H. Kayser	President and Chief Executive Officer of the Company. (4)	45	1985

Thomas Paulson	Chief Financial Officer, Tennant Corporation (floor cleaning) since March, 2006; Chief Financial Officer, Innovex, Inc. (flexible circuits) February, 2001 to March, 2006; Vice President Finance, The Pillsbury Company from 1998-2000.	50	2004

	Directors Whose Terms Expire in 2008

Robert T. Brady	Chairman and Chief Executive Officer of Moog, Inc. (manufacturer of control systems), East Aurora, New York. (5)	65	1989

G. Brymer Humphreys	President, Humphreys Farm Inc., New Hartford, New York.	65	1983

Arthur S. Wolcott (2)	Chairman of the Company.	80	1949

	Directors Whose Terms Expire in 2007

Andrew M. Boas (3)	General Partner of Carl Marks Management Company, L.P. (merchant banking firm); President of Carl Marks Offshore Management, Inc. since 1994; Vice President of CM Capital; Vice President of Carl Marks & Co., Inc.	51	1998

Douglas F. Brush	Chairman and Chief Business Development Officer of Sentry Group (manufacturer of safes), Rochester, New York.	52	2001

Susan W. Stuart (2)	Marketing Consultant, Fairfield, Connecticut.	51	1986

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(1)	Unless otherwise indicated, each nominee has had the same principal occupation for at least the past five years.

(2)	Susan W. Stuart and Arthur S. Wolcott are daughter and father.

(3)
Messrs. Boas and Baer were nominated to the Company’s Board of Directors pursuant to the terms of a Stock Purchase Agreement dated as of June 22, 1998, by and between the Company and Carl Marks Strategic Investments, L.P. and related entities (collectively the “Investors”). Certain substantial shareholders of the Company have agreed to vote their shares in favor of Messrs. Boas and Baer. This voting arrangement will continue in effect until the Investors, in the aggregate, own less than 10% of the outstanding Class A Common Stock (assuming conversion of the Convertible Participating Preferred Stock).

(4)	Mr. Kayser is also a director of the following publicly held company: Moog Inc.

(5)	Mr. Brady is also a director of the following publicly held companies: Moog Inc., National Fuel Gas Company, Astronics Corporation and M&T Bank Corporation.

OWNERSHIP OF SECURITIES

Ownership by Management. The following table sets forth certain information with respect to beneficial ownership of the Company’s outstanding Class A Common Stock, Class B Common Stock, 6% Preferred Stock, 10% Series A Preferred Stock, 10% Series B Preferred Stock, and Convertible Participating Preferred Stock by each nominee and director and by all directors, nominees and officers as a group as of April 1, 2006. (“Beneficial ownership” for these purposes is determined in accordance with applicable Securities and Exchange Commission [“SEC”] rules and includes shares over which a person has sole or shared voting power or investment power):

Name	Title of Class	Shares (1) Beneficially Owned	Percent Of Class

Arthur H. Baer	Class B Common Stock	3,000	-(3)

Kraig H. Kayser	Class A Common Stock (10)	224,658	5.51
	Class B Common Stock (11)	509,188	18.44
	6% Preferred Stock (12)	8,000	4.00
	10% Series A Preferred Stock (13)	173,812	42.68
	10% Series B Preferred Stock (14)	165,080	41.27

Name	Title of Class	Shares (1) Beneficially Owned	Percent Of Class

Andrew M. Boas	Class A Common Stock	70,642	1.73%
	Class B Common Stock	70,642	2.56
	Convertible Participating Preferred Stock (9)	2,355,736	68.54

Douglas F. Brush	Class B Common Stock	770	-(3)

Susan W. Stuart	Class A Common Stock (15)	162,502	3.99
	Class B Common Stock (16)	463,658	16.79
	6% Preferred Stock	25,296	12.65

Robert T. Brady	Class A Common Stock	1,500	-(3)

Thomas Paulson	Class A Common Stock	500	-(3)

G. Brymer Humphreys	Class A Common Stock	800	-(3)
	Class B Common Stock	800	-(3)
	Convertible Participating Preferred Stock	400	-(3)

Arthur S. Wolcott	Class A Common Stock (4)	138,090	3.39
	Class B Common Stock (5)	357,599	12.95
	6% Preferred Stock (6)	32,844	16.42
	10% Series A Preferred Stock (7)	212,840	52.26
	10% Series B Preferred Stock (8)	212,200	53.05

Philip G. Paras	Class A Common Stock	1,000	-(3)
	Class B Common Stock	1,500	-(3)

All directors, nominees and named officers as a group (17)	Class A Common Stock (18) Class B Common Stock (19) 6% Preferred Stock (20) 10% Series A Preferred Stock (21) 10% Series B Preferred Stock (22) Convertible Participating Preferred Stock (23)	447,083 728,282 66,140 386,652 377,280 2,356,136	10.97 26.38 33.07 94.94 94.32 68.56

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(1) Unless otherwise stated, each person named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned by that person. No stock options are held by any of the named individuals or the group. The holdings of Class A Common Stock and Class B Common Stock listed in the table do not include the shares obtainable upon conversion of the 10% Series A Preferred Stock and the 10% Series B Preferred Stock, which are currently convertible into Class A Common Stock and Class B Common Stock on the basis of 20 and 30 preferred shares, respectively, for each share of Common Stock. The holdings of Class A Common Stock do not include the shares obtainable upon conversion of the Convertible Participating Preferred Stock, which is currently convertible into shares of Class A Common Stock on a one-for-one basis.

(2)	Does not include 300 shares of Class A Common Stock and 300 shares of Class B Common Stock owned by Mr. Brady’s children as to which Mr. Brady disclaims beneficial ownership.

(3) Less than 1.0%.

(4) The shares in the table include (i) 29,531 shares of Class A Common Stock held by Mr. Wolcott’s wife, (ii) 76,936 shares held by the Seneca Foods Foundation (the “Foundation”), of which Mr. Wolcott is a Director. The shares reported in the table do not include (i) 308,528 shares of Class A Common Stock held directly by Mr. and Mrs. Wolcott’s offspring and their families (including Susan W. Stuart), or (ii) 440,547 shares held by Seneca Foods Corporation Employee Savings Plan (the “401(k) Plan”), over which the Company’s officers may be deemed to have shared voting and investment power. Mr. Wolcott has shared voting and investment power with respect to the shares held by the Foundation. He disclaims beneficial ownership with respect to the shares held by his wife, his offspring and their families and the 401(k) Plan.

(5)
The shares in the table include (i) 8,584 shares of Class B Common Stock held by Mr. Wolcott’s wife, (ii) 265,500 shares held by the Pension Plan, of which Mr. Wolcott is a trustee and (iii) 74,924 shares held by the Foundation, of which Mr. Wolcott is a director. The shares in the table do not include (i) 448,608 shares of Class B Common Stock held directly by Mr. and Mrs. Wolcott’s offspring and their families (including Susan W. Stuart) or (ii) 60,192 shares held by the 401(k) Plan. Mr. Wolcott has shared voting and investment power with respect to the shares held by the Pension Plan and the Foundation. He disclaims beneficial ownership with respect to the shares held by his wife, his offspring and their families and the 401(k) Plan.

(6)	Does not include 101,176 shares of 6% Preferred Stock held directly by Mr. and Mrs. Wolcott’s offspring (including Susan W. Stuart), as to which Mr. Wolcott disclaims beneficial ownership.

(7)	These shares are convertible into 10,642 shares of Class A Common Stock and 10,642 shares of Class B Common Stock.

(8)	These shares are convertible into 7,073 shares of Class A Common Stock and 7,073 shares of Class B Common Stock.

(9) These shares are convertible on a share-for-share basis into 2,355,736 shares of Class A Common Stock. Includes 2,355,736 shares of Convertible Participating Preferred Stock owned by Investors, as to which Mr. Boas disclaims beneficial ownership. Does not include 251,520 shares of Convertible Participating Preferred Stock owned by Nancy A. Marks which are related to the Investors via common ownership in certain entities and family relationships and which sometimes are collectively referred to as the “Related Marks Shareholders”. Mr. Boas disclaims beneficial ownership of the stock owned by the Related Marks Shareholders.

(10) Mr. Kayser has sole voting and investment power over 66,528 shares of Class A Common Stock owned by him and sole voting but no investment power over 5,550 shares owned by his siblings and their children, which are subject to a voting trust agreement of which Mr. Kayser is a trustee. Mr. Kayser has shared voting and investment power with respect to 72,269 shares held in two trusts of which he is a co-trustee and in which he and members of his family are beneficiaries. Robert Oppenheimer of Rochester, New York is the other co-trustee of the trusts. The shares reported in the table include 76,936 shares held by the Foundation, of which Mr. Kayser is a Director. The shares reported in the table do not include (i) 14,902 shares owned by Mr. Kayser’s mother, (ii) 19,000 shares held in trust for Mr. Kayser’s mother, (iii) 4,900 shares held by Mr. Kayser’s brothers, or (iv) 440,547 shares held by the 401(k) Plan, over which the Company’s officers may be deemed to have shared voting and investment power. Mr. Kayser has shared voting and investment power with respect to the shares held by the Foundation. He disclaims beneficial ownership of the shares held by his mother and in trust for his mother, the shares held by his brother and the shares held by the 401(k) Plan.

(11)
Mr. Kayser has sole voting and investment power over 82,770 shares of Class B Common Stock he owns and sole voting but no investment power over 10,050 shares owned by his siblings and their children, which are subject to a voting trust agreement of which Mr. Kayser is a trustee. Mr. Kayser has shared voting and investment power with respect to 75,944 shares held in two trusts of which he is a co-trustee and in which he and members of his family are beneficiaries. Robert Oppenheimer of Rochester, New York is the other co-trustee of the trusts. The shares in the table include (i) 265,500 shares held by the Pension Plan, of which Mr. Kayser is a trustee and (ii) 74,924 shares held by the Foundation, of which Mr. Kayser is a director. The shares in the table do not include (i) 14,912 shares owned by Mr. Kayser’s mother, or (ii) 19,000 shares held in trust for Mr. Kayser’s mother, and (iii) 60,192 shares held by the 401(k) Plan. Mr. Kayser has shared voting and investment power with respect to the shares held by the Pension Plan and the Foundation. He disclaims beneficial ownership of the shares held by his mother and in trust for his mother and the shares held by the 401(k) Plan.

(12)	Does not include 27,536 shares of 6% Preferred Stock held by Mr. Kayser’s brother, as to which Mr. Kayser disclaims beneficial ownership. See also the table in “Principal Owners of Voting Stock”.

(13) Mr. Kayser has shared voting and investment power with respect to 141,644 shares of 10% Series A Preferred Stock held in two trusts described in notes 10 and 11 above. The total 173,812 shares of 10% Series A Preferred Stock are convertible into 8,690 shares of Class A Common Stock and 8,690 shares of Class B Common Stock.

(14) Mr. Kayser has shared voting and investment power with respect to 165,080 shares of 10% Series B Preferred Stock held in two trusts described in notes 10 and 11 above. The total 165,080 shares of 10% Series B Preferred Stock are convertible into 5,502 shares of Class A Common Stock and 5,502 shares of Class B Common Stock.

(15)
The shares in the table include (i) 12,616 shares of Class A Common Stock held by Ms. Stuart’s husband, (ii) 15,736 shares owned by her sister’s children, of which Ms. Stuart is the trustee, (iii) 76,936 shares held by the Foundation, of which Ms. Stuart is a trustee. Ms. Stuart has shared voting and investment power with respect to the shares held by the Foundation and sole voting and investment power with respect to the shares owned by her sister’s children. She disclaims beneficial ownership of the shares held by her husband.

(16) The shares reported in the table include (i) 18,894 shares of Class B Common Stock held by Ms. Stuart’s husband, (ii) 40,848 shares owned by her sister’s children, of which Ms. Stuart is the trustee, (iii) 265,500 shares held by the Pension Plan, of which Ms. Stuart is a trustee and (iv) 74,924 shares held by the Foundation, of which Ms. Stuart is a director. Ms. Stuart has shared voting and investment power with respect to the shares held the Pension Plan and the Foundation and sole voting and investment power with respect to the shares owned by her sister’s children. She disclaims beneficial ownership of the shares held by her husband.

(17) Does not include 496,446 shares of Class A Common Stock or 460,446 shares of Class B Common Stock owned by the Related Marks Shareholders, as to which Andrew Boas disclaims beneficial ownership. See note 9 above.

(18)	See notes 2, 4, 7, 8, 9, 10, 15 and 17 above.

(19)	See notes 2, 5, 7, 8, 11, 13 and 16 above.

(20)	See notes 6 and 12 above.

(21)	See notes 7 and 13 above.

(22) See notes 8 and 14 above.

(23) See note 9 above.

Principal Owners of Voting Stock. The following table sets forth, as of April 1, 2006, certain information with respect to persons known by the Company to be the beneficial owners of more than five percent of the classes of stock. (“Beneficial ownership” for these purposes is determined in accordance with applicable SEC rules and includes shares over which a person has sole or shared voting power or investment power.) The holdings of Common Stock listed in the table do not include the shares obtainable upon conversion of the 10% Series A Preferred Stock and the 10% Series B Preferred Stock, which currently are convertible into Class A Common Stock and Class B Common Stock on the basis of 20 and 30 shares of Preferred Stock, respectively, for each share of Common Stock. The holdings of Class A Common Stock listed in the table do not include the shares obtainable upon conversion of the Series 2003 Preferred Stock or the Convertible Participating Preferred Stock, which are convertible into Class A Common Stock on a one-for-one basis.

		Amount of Shares and Nature Of Beneficial Ownership
Title of Class	Name and Address of Beneficial Owner	Sole Voting/ Investment Power	Shared Voting/ Investment Power	Total	Percent Of Class

6% Preferred Stock	Arthur S. Wolcott (1)	32,844	—	32,844	16.42%

	Kurt C. Kayser Bradenton, Florida	27,536(2)	—	27,536	13.77

	Susan W. Stuart Fairfield, Connecticut	25,296(3)	—	25,296	12.65

	Bruce S. Wolcott Canandaigua, New York	25,296(3)	—	25,296	12.65

	Grace W. Wadell Wayne, Pennsylvania	25,292(3	—	25,292	12.65

	Mark S. Wolcott Pittsford, New York	25,292(3)	—	25,292	12.65

	L. Jerome Wolcott, Jr. Costa Mesa, California	15,222	—	15,222	7.61

	Peter J. Wolcott Bridgewater, Connecticut	15,222(3)	—	15,222	7.61

10% Series A Preferred Stock	Arthur S. Wolcott	212,840(4)	—	212,840	52.26
	Kraig H. Kayser (5)	32,168	141,644 (6)	173,812	42.68

	Hannelore Wolcott-Bailey Penn Yan, New York	20,588	—	20,588	5.06

10% Series B Preferred Stock	Arthur S. Wolcott	212,200(7	—	212,200	53.05
	Kraig H. Kayser (5)	—	165,080(8)	165,080	41.27

	Hannelore Wolcott-Bailey	22,720	—	22,720	5.68

		Amount of Shares and Nature Of Beneficial Ownership
Title of Class	Name and Address of Beneficial Owner	Sole Voting/ Investment Power	Shared Voting/ Investment Power	Total	Percent Of Class

Class A Common Stock(9)	Nancy A. Marks (10) Great Neck, New York	217,892	232,912(11)	450,804	11.06%

	The Pillsbury Company (12) General Mills, Inc. Minneapolis, Minnesota	—	346,570	346,570	8.51

	T. Rowe Price Associates, Inc. (17) Baltimore, Maryland	281,300	—	281,300	6.90

	Franklin Advisory Services, LLC (16) San Mateo, California	256,600	—	256,600	6.30

	Susan W. Stuart	57,214	105,288	162,502	3.99

	Kraig H. Kayser (13)	66,528	158,130	224,658	5.51

	Arthur S. Wolcott (14)	31,623	106,467	138,090	3.39

Class B Common Stock(9)	Susan W. Stuart	63,492	400,166(20)	463,658	16.79

	Kraig H. Kayser	82,770	426,418(8)	509,188	18.44

	Nancy A. Marks (10)	318,412	96,392	414,804	15.02

	Arthur S. Wolcott	8,551	349,008(19)	357,599	12.95

	T. Rowe Price Associates, Inc. (17) Baltimore, Maryland	114,900	—	114,900	4.16

Convertible Participating Preferred Stock (21)	Carl Marks Strategic Investments, LP New York, New York	2,325,736	—	2,325,736	67.67

)	Carl Marks Strategic Investments, LP New York, New York	30,000	—	30,000	0.87

	Franklin Advisory Services, LLC (16) San Mateo, California	300,000	—	300,000	8.73

	Nancy A. Marks (10) Great Neck, New York	145,000	106,520	251,520	7.32

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(1)	Business address: Suite 1010, 1605 Main Street, Sarasota, Florida 34236.

(2)	These shares are included in the shares described in note 13 to the table under the heading “Ownership by Management”.

(3)	These shares are included in the shares described in note 6 to the table under the heading “Ownership by Management”.

(4)	See note 7 to the table under the heading “Ownership by Management”.

(5)	Business address: 3736 South Main Street, Marion, New York 14505.

(6)	See note 14 to the table under the heading “Ownership by Management”.

(7)	See note 8 to the table under the heading “Ownership by Management”.

(8)	See note 15 to the table under the heading “Ownership by Management”.

(9)
Does not include 2,325,736 shares of Convertible Participating Preferred Stock held by the Investors, which are convertible on a share-for-share basis into 2,325,736 shares of Class A Common Stock. Does not include 251,520 shares of Convertible Participating Preferred Stock held by the Related Marks Shareholders, which are convertible into 251,520 shares of Class A Common Stock. See notes 12, 13, and 21 below. See also notes 9 and 18 to the table under the heading “Ownership by Management.”

(10)	Based on a statement on Schedule 13D filed by Edwin S. Marks with the SEC (as most recently amended in July 1998) and Form 4 filed with the SEC by Edwin S. Marks for March 2000.

(11)	Nancy A. Marks shares voting and dispositive power with respect to 232,912 of these shares with her daughters. She disclaims beneficial ownership of these shares.

(12) Based on a statement on Schedule 13D filed by The Pillsbury Company (now a subsidiary of General Mills, Inc.) and Grand Metropolitan with the SEC in March 1996.

(13)	See note 11 to the table under the heading “Ownership by Management”.

(14)	See note 4 to the table under the heading “Ownership by Management”.

(15) See note 16 to the table under the heading “Ownership by Management”.

(16)	Based on a statement on Schedule 13G filed with the SEC February 2006, by Franklin Advisory Services, Inc.

(17)
These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(18)	See note 12 to the table under the heading “—Ownership by Management.”

(19) See note 5 to the table under the heading “—Ownership by Management.”

(20) See note 17 to the table under the heading “—Ownership by Management.”

(21) The shares of Convertible Participating Preferred Stock are not currently entitled to vote on matters submitted to shareholders (other than as required by law); however, these shares are convertible on a one-for-one basis into shares of Class A Common Stock, which are entitled to one-twentieth (1/20) of one vote per share.

Independence

The Board has determined that each current director and nominee for director, other than Mr. Wolcott, the Company’s Chairman, his daughter, Ms. Stuart, and Mr. Kayser, the Company’s President and Chief Executive Officer, is “independent” as defined by the listing standards of The NASDAQ Stock Market. No director has any material relationship with the Company other than those described in “Certain Transactions and Related Relationships” below.

Information Concerning Operation Of The Board of Directors

In order to facilitate the handling of various functions of the Board of Directors, the Board has appointed several committees including an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

The members of the Audit Committee are Arthur H. Baer (Chairman), Robert T. Brady, Douglas F. Brush, G. Brymer Humphreys and Thomas Paulson. The text of the charter of the Audit Committee is available on the Company’s website (www.senecafoods.com). Mr. Baer has been designated as the Company’s “audit committee financial expert” in accordance with the SEC rules and regulations. Shareholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Baer’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. The Audit Committee is directly responsible for the engagement of independent auditors, reviews with the auditors the scope and results of the audit, reviews with management the scope and results of the Company’s internal auditing procedures, reviews the independence of the auditors and any non-audit services provided by the auditors, reviews with the auditors and management the adequacy of the Company’s system of internal accounting controls and makes inquiries into other matters within the scope of its duties. All members of the Audit Committee are independent.

The Corporate Governance and Nominating Committee consists of Thomas Paulson, Robert T. Brady, G. Brymer Humphreys and Andrew M. Boas (Chairman). Each Committee member is independent under the NASDAQ listing standards. The text of the charter of the Corporate Governance and Nominating Committee is available on the Company's website (www.senecafoods.com). The Committee screens and selects nominees for vacancies in the Board of Directors as they occur. Consideration will be given to serious candidates for director who are recommended by shareholders of the Company. Shareholder recommendations must be in writing and addressed to the Chairman of the Corporate Governance and Nominating Committee, c/o Corporate Secretary, 3736 South Main Street, Marion, New York 14505, and should include a statement setting forth the qualifications and experience of the proposed candidates and basis for nomination. Any person recommended by shareholders of the Company will be evaluated in the same manner as any other potential nominee for director.

The Board has not adopted specific minimum criteria for director nominees. The Corporate Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in services are considered for re-nomination. If any member of the Board does not wish to continue in service, or if the Corporate Governance and Nominating Committee decides not to nominate a member for re-election, the Committee first considers the appropriateness of the size of the board. If the Committee determines the board seat should remain and a vacancy exists, the Committee considers factors that it deems are in the best interests of the Company and its shareholders in identifying and evaluating a new nominee. The Corporate Governance and Nominating Committee will consider nominees suggested by incumbent Board members, management and shareholders.

The Compensation Committee consists of Douglas F. Brush (Chairman), G. Brymer Humphreys and Andrew M. Boas. The Compensation Committee establishes the level of compensation on an annual basis for all executive officers.

During the fiscal year ended March 31, 2006, the Board of Directors had four meetings, the Audit Committee had five meetings, and the Compensation Committee had two meetings. All directors who served during the entire fiscal year attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by any committee of the Board on which he or she served. In addition, each director is expected to attend the Annual Meeting of shareholders. In 2005, the Annual Meeting of shareholders was attended by all nine of the directors.

Shareholder Communication With the Board

The Company provides an informal process for shareholders to send communications to the Board of Directors. Shareholders who wish to contact the Board of Directors or any of its members may do so in writing to Seneca Foods Corporation, 3736 South Main Street, Marion, New York 14505. Correspondence directed to an individual board member will be referred, unopened, to that member. Correspondence not directed to a particular board member will be referred, unopened, to the Chairman of the Audit Committee.

Certain Relationships and Related Transactions

The Company operates under a contract pursuant to which Birds Eye Foods supplies the Company's New York processing plants with their raw vegetable requirements. Birds Eye's sources of supply are the grower-members of Pro-Fac Cooperative, Inc., a non-controlling shareholder of Birds Eye. A small percentage (1% in fiscal year 2006) of vegetables supplied to Seneca Foods under this contract are grown by Humphreys Farm Inc. as a Pro-Fac grower-member. G. Brymer Humphreys is President and a 23% shareholder of Humphreys Farm.

Each year the prices paid for all Pro-Fac-sourced vegetables are negotiated between the Company and Birds Eye and paid directly to Birds Eye. The Company understands that the member-growers who supplied the vegetables are paid through Pro-Fac. The Company has no negotiations with Humphreys Farm and no authority to require Birds Eye or Pro-Fac to fill from Humphreys Farm any particular volume or percentage of the vegetables supplied to the Company. Moreover, the Company does not negotiate or identify any special prices for vegetables produced at Humphreys Farm as distinguished from other Pro-Fac grower-members.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s directors, officers and shareholders owning more than 10% of a registered class of equity securities of the Company file reports regarding their ownership and changes in that ownership with the SEC. The Company is not aware that any from this group failed to make such filings in a timely manner during the past year.

EXECUTIVE OFFICERS

The following is a listing of the Company’s executive officers:

Officer	Principal Occupation for Past Five Years	Age	Served as Officer Since

Arthur S. Wolcott	Chairman of the Company.	80	1949

Kraig H. Kayser	President and Chief Executive Officer of the Company.	45	1991

Paul L. Palmby	Chief Operating Officer of the Company since 2006; President Vegetable Division of the Company 2005; Vice President Operations of the Company 1999-2004	44	2006

Carl A. Cichetti	Chief Information Officer of the Company since 2006; Senior Consultant of Navint (Technology Consulting) 2004-2005; Senior Vice President Technology of Citigroup 2001-2004.	48	2006

Dean E. Erstad	Senior Vice President Sales of the Company since 2001.	43	2006

John D. Exner	General Counsel of the Company since 2006, Legal Counsel/President of Midwest Food Processor Association 1991-2005.	44	2006

Philip G. Paras	Chief Financial Officer of the Company.	45	1996

Jeffrey L. Van Riper	Secretary and Controller of the Company.	49	1986

Sarah S. Mortensen	Assistant Secretary of the Company.	61	1986

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(1)	Unless otherwise indicated, each officer has had the same principal occupation for at least the past five years.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by the Company to the Chief Executive Officer and to the four most highly compensated executive officers whose compensation exceeded $100,000 (the “Named Officers”) for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended March 31, 2006, 2005 and 2004.

Name of Individual and		Annual Compensation		Total
Principal Position	Fiscal Year	Salary	Bonus	Compensation

Arthur S. Wolcott Chairman and Director	2006 2005 2004	$416,088 415,078 402,989	$104,022 - 50,595	$520,110 415,078 453,584

Kraig H. Kayser President, Chief Executive Officer and Director	2006 2005 2004	$415,992 409,743 340,170	$103,999 - 51,150	$519,990 409,743 391,320

Paul L. Palmby Chief Operating Officer	2006 (1) 2005 (1) 2004	$184,950 - -	$46,350 - -	$231,300 - -

Carl A. Cichetti Chief Information Officer	2006 (1) 2005 (1) 2004	$135,519 - -	$33,750 - -	$169,269 - -

Dean E. Erstad Senior Vice President Sales	2006 (1) 2005 (1) 2004	$129,600 - -	$33,750 - -	$163,350 - -

(1)	Began serving as an executive officer during 2006.

Pension Benefits

The executive officers of the Company are entitled to participate in the Pension Plan (referred to in this section as the “Plan”), which is for the benefit of all employees meeting certain eligibility requirements. Effective August 1, 1989, the Company amended the Plan to provide improved pension benefits under the Plan’s Excess Formula. The Excess Formula for the calculation of the annual retirement benefit is: total years of credited service (not to exceed 35) multiplied by the sum of (i) 0.6% of the participant’s average salary (five highest consecutive years, excluding bonus), and (ii) 0.6% of the participant’s average salary in excess of his compensation covered by Social Security.

Participants who were employed by the Company prior to August 1, 1988, are eligible to receive the greater of their benefit determined under the Excess Formula or their benefit determined under the Offset Formula. The Offset Formula is: (i) total years of credited service multiplied by $120, plus (ii) average salary multiplied by 25%, less 74% of the primary Social Security benefit. Pursuant to changes required by the Tax Reform Act of 1986 the Company amended the Plan to cease further accruals under the Offset Formula as of July 31, 1989. Participants who were eligible to receive a benefit under the Offset Formula will receive the greater of their benefit determined under the Excess Formula or their benefit determined under the Offset Formula as of July 31, 1989. The maximum permitted annual retirement income under either formula is $160,000.

The following table sets forth estimated annual retirement benefits payable at age 65 for participants in certain compensation and years of service classifications using the highest number obtainable under both formulas:

Five Highest
Consecutive	ANNUAL BENEFITS
Years
Earnings	15 Year	20 Years	25 Years	30 Years	35 Years

$ 90,000	$ 11,900	$ 15,800	$ 19,700	$ 23,700	$ 27,600
120,000	17,300	23,000	28,700	34,500	40,200
150,000	22,300	30,200	37,700	45,300	53,800
180,000	28,600	37,400	46,700	56,100	65,400

Under the Plan, Arthur S. Wolcott, Kraig H. Kayser, Paul L. Palmby and Dean E. Erstad have 57 years, 14 years, 19 years and 11 years of credited service, respectively. Their compensation during fiscal 2006 covered by the Plan is listed as salary in the Executive Compensation table. The Internal Revenue Code limits the amount of compensation that can be taken into account in calculating retirement benefits (for 2006 the limit is $220,000).

Directors’ Fees

Directors who are also executive officers of the Company are not separately compensated for their services as directors. Directors who are not executive officers receive a fee in the amount of $1,500 per month. Effective July 1, 2006, directors fees increase to $1,750 per month.

Equity Compensation Plans

No options were granted or exercised in the period from April 1, 2005, to the date of this Proxy Statement, nor were any unexpired options held at the latter date by any officer or director of the Company. The Company has no equity compensation plans or individual compensation arrangements under which equity securities of the Company are authorized for issuance to employees or directors, therefore, no table is necessary as described in Item 201(d) of Regulation S-K.

Profit Sharing Bonus Plan

The Company has a Profit Sharing Bonus Plan for certain eligible employees of the Company (“Corporate Profit Sharing” for the officers and certain key Corporate employees and “Operating Unit Profit Sharing” for certain key Operating Unit employees). Under Corporate Profit Sharing, some or all of the Corporate Profit Sharing Pool (10% of the Corporate Bogey as defined below) will be paid only if Pre-Tax Profits (as defined) equal or exceed the Corporate Bogey. The bonuses will be distributed at the sole discretion of the Chief Executive Officer upon approval of such bonuses by the Compensation Committee of the Board of Directors. Under the Operating Unit Profit Sharing, the Operating Unit Profit Sharing pool (10% of Pre-Tax Profit less the Operating Unit Bogey as defined below) will be paid only if the Pre-Tax Profit of the Operating Unit equals or exceeds the Operating Unit Bogey. The bonuses will be distributed at the discretion of the Operating Unit President. For fiscal 2006 the Corporate Bogey will be equal to the greater of (i) five percent of the prior year’s Consolidated Net Worth of the Company plus the Pillsbury Subordinated Note or (ii) five percent plus the annual increase in the Consumer Price Index greater than five percent, times the prior year’s Consolidated Net Worth of the Company. The Operating Unit Bogey will be an amount equal to the average gross assets employed by the Snack or Flight Operations for the preceding 12 months divided by the consolidated average gross assets of the Company for the same period multiplied by the Corporate Bogey. A total of $387,660, none and $140,526 of bonuses related to the Corporate Plan were earned by officers in 2006, 2005 and 2004, respectively.

Compensation Committee Interlocks and Insider Participation

There were no Compensation Committee interlocks during the past fiscal year.

Compensation Committee Report On Executive Compensation

This Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee is responsible for providing overall guidance with respect to the Company’s executive compensation programs. The goal of the Compensation Committee is to maintain a competitive compensation program in order to attract and retain well qualified management, to provide management with the incentive to accomplish the Company’s financial and operating objectives and to link the interest of the Company’s executive officers and management to the interests of its stockholders through bonuses tied to financial performance. The Compensation Committee is composed of three members and meets annually to review the Company’s compensation programs, including executive salary administration and the profit sharing plan.

The Compensation Committee believes that the Company’s executives should be rewarded for their contributions to the Company’s attaining annual financial goals, as set forth in the annual budget, which is subject to revision during the year, and their attaining annual individual objectives. The Company pays its executive officers two principal types of compensation: base salary and Corporate Profit Sharing plan, each of which is more fully described below.

Base Salary - The Company has historically established the base salary of its executive officers on the basis of each executive officer’s scope of responsibility, experience, individual performance and accountability within the Company. In that regard the Company reviews comparable salary and other compensation arrangements in similar businesses and companies of similar size to determine appropriate levels necessary to attract and retain top quality management.

Profit Sharing Plan - To further align the interests of executive officers with those of the Company’s shareholders, a significant component of an executive officer’s total compensation arrangement is participation in the annual profit sharing plan. An executive is rewarded with a cash bonus equal to a percentage of the executive’s base salary if the Pre-Tax Profit of the Company for that year equals or exceeds the Corporate Bogey (see “--Profit Sharing Bonus Plan”).

CEO Compensation - The general policies described above for the compensation of executive officers also apply to the compensation level approved by the Compensation Committee with respect to the 2006 compensation for the Chief Executive Officer. The Compensation Committee recognized Mr. Kayser’s leadership role during fiscal year 2006 in guiding the overall performance of the Company towards its desired strategic direction and record earnings performance. Based upon all relevant factors, the Compensation Committee believes that Mr. Kayser’s compensation is reasonable.

Summary

The Compensation Committee is committed to attracting, motivating and retaining executives who will help the Company meet the increasing challenges of the food processing industry. The Compensation Committee recognizes its responsibility to the Company’s shareholders and intends to continue to establish and implement compensation policies that are consistent with competitive practice and are based on the Company’s and the executives’ performance.

This report has been submitted by the Compensation Committee of the Company’s Board of Directors:

Douglas F. Brush      G. Brymer Humphreys     Andrew M. Boas

Audit Committee

The Audit Committee's Report for 2006 follows:

Audit Committee's Report

This Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee of the Board of Directors, comprised of five independent directors, held four meetings during 2006. The Audit Committee operates under a written charter approved by the Board of Directors.

The Audit Committee met with the independent public accountants and management to assure that all were carrying out their respective responsibilities. The Committee reviewed the performance of the independent public accountants prior to recommending their appointment, and met with them to discuss the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The Committee discussed with the independent public accountants their judgments regarding the quality and acceptability of the Company's accounting principles, the clarity of its disclosures and the degree of aggressiveness or conservatism of its accounting principles and underlying estimates. The Committee discussed with and received a letter from the independent public accountants confirming their independence. The independent public accountants had full access to the Committee, including regular meetings without management present. Additionally, the Committee reviewed and discussed the audited financial statements with management and recommended to the Board of Directors that these financial statements be included in the Company's Form 10-K filing with the Securities and Exchange Commission.

Audit Committee

Arthur H. Baer
Chairman

G. Brymer Humphreys	Douglas F. Brush

Robert T. Brady	Thomas Paulson

INDEPENDENT PUBLIC ACCOUNTANTS

BDO Seidman, LLP has served as the Company’s independent accounting firm since December 8, 2005. On such date, the Company terminated Ernst & Young LLP from serving as its independent public accounting firm. It is anticipated that representatives of BDO Seidman, LLP will be present at the annual meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

Fees for all services provided by BDO Seidman, LLP and Ernst & Young LLP for fiscal years 2006 and 2005 are as follows:

	2006	2005
Audit Fees (1)
-Audit of consolidated financial statements (3)	$257,038	$169,728
- Audit of internal control over financial reporting (3)	455,107	1,042,880
- Timely quarterly reviews	45,000	36,000
Total Audit Fees	$757,145	$1,248,608
Audit-Related Fees (2)	-	54,300
Tax Fees (4)	20,000	-
All Other Fees	-	-
TOTAL	$777,145	$1,302,905

(1)
Includes fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services rendered. Fiscal year 2006 audit fees included $232,582 of Ernst & Young LLP related fees.

(2)
Includes fees and expenses for services rendered from April through March of the fiscal year, notwithstanding when the fees and expenses were billed. Consists of SEC filings, including comfort letters, consents, and comment letters (4 filings in 2005).

(3)	Includes fees and expenses billed through June 14, 2006.

(4) Consists of professional tax services rendered by BDO Seidman, LLP for tax planning.

All audit, audit-related and non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by BDO Seidman, LLP in 2006 was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee's pre-approval policies provide that the Chairman of the Audit Committee has the authority to approve individual audit related and permitted non-audit engagements up to $10,000. Larger engagements require majority Audit Committee approval. There were no engagements of this type provided by the principal accountant during the last two years.

Changes in Certifying Accountant

On December 8, 2005, the Board of Directors unanimously approved the recommendation of the Audit Committee to engage the accounting firm of BDO Seidman, LLP as its new independent public accountants for its audit engagement. Also on December 8, 2005, the Company's Board of Directors unanimously approved the recommendation of the Audit Committee to dismiss Ernst & Young LLP. The Company’s Certificate of Incorporation requires the unanimous approval of the Board of Directors to effect the actions described in this paragraph. On December 8, 2005, the Company dismissed Ernst & Young LLP.

The reports of Ernst & Young LLP on the consolidated financial statements of the Company, for the fiscal years ended March 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to change the Company's accounting firm was made by the Audit Committee of the Company's Board of Directors on December 8, 2005.

In connection with the audits of the Company's financial statements for each of the fiscal years ended March 31, 2005 and 2004 and in the subsequent interim periods from April 1, 2005 through and including December 8, 2005, there were no disagreements between the Company and its auditors, Ernst & Young LLP, on any matter of accounting principles or practices, consolidated financial statement disclosure, or auditing scope and procedures, which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their reports.

During the two most recent fiscal years and through December 8, 2005, there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K, except as described below:

In accordance with Section 404 of the Sarbanes-Oxley Act of 2002, the Company completed its assessment of the effectiveness of its internal control over financial reporting and concluded that the Company's internal control over financial reporting was not effective as of March 31, 2005 due to material weakness in its internal control related to (i) the application of accounting principles over the determination and calculation of asset impairments in accordance with FAS 144, (ii) the calculation and review of accrued promotion expense, and (iii) the selection and monitoring of key assumptions supporting accounting estimates, based on criteria established in Internal Control -- Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Ernst &Young LLP concurred with the Company's assessment of the effectiveness of its internal control over financial reporting. During 2006, the Company completed remediation measures to address the material weaknesses. More details on the remediation of these material weaknesses are discussed in Item 9A of the Company's Form 10-K for the year ended March 31, 2006.

The Company has not consulted with BDO Seidman, LLP during the fiscal years ended March 31, 2005 and 2004 or during the subsequent interim periods from April 1, 2005 through and including December 8, 2005, on either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements.

The Company requested Ernst & Young LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether Ernst & Young LLP agrees with the statements made above by the Company. Such letter was provided.

Common Stock Performance Graph

The following graph shows the cumulative, five-year total return for the Company’s Common Stock compared with the NASDAQ Market Index (which includes the Company) and a peer group of companies (described below).

Performance data assumes that $100.00 was invested on March 31, 2001, in the Company’s Class B Common Stock, the NASDAQ Market, and the peer group. The data assumes the reinvestment of all cash dividends and the cash value of other distributions. Stock price performance shown in the graph is not necessarily indicative of future stock price performance.

Comparison of Five Year Cumulative Total Return of Seneca Foods Corporation, NASDAQ Market Group and Peer Group
180
160
140
120
100
80
60
40
20
0
Dollar
2001
2002
2003
2004
2005
2006
Years
Seneca Foods
Peer Group
NASDAQ US Total Return

The companies in the peer group presented in the graph above are H.J. Heinz Company, DelMonte Company, Hanover Foods, and Hain Celestial Group, Inc.

PROPOSAL 2

RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee of the Board of Directors currently proposes to renew the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2007. BDO Seidman, LLP has audited the Company's financial statements during the last fiscal year, having been engaged since December 8, 2005.

Management recommends a vote FOR its proposal to ratify the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2007. Unless marked otherwise, proxies will be voted FOR this purpose.

Pursuant to the Rules and Regulations of the Securities and Exchange Commission, the Audit Committee has the direct responsibility to appoint, retain, fix the compensation and oversee the work of the Company's independent registered public accounting firm. Consequently, the Audit Committee will consider the results of the shareholder vote on ratification, but will exercise its judgment, consistent with its primary responsibility, on the appointment and retention of the Company's independent auditors.

* * * * *

BROKER NON-VOTES AND ABSTENTIONS

Broker non-votes will not be treated as votes cast or shares entitled to vote on matters as to which the applicable rules of national securities exchanges withhold the broker’s authority to vote in the absence of direction from the beneficial owner.

VOTING OF PROXIES

The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices (including abstentions) are not indicated, the shares represented by all valid proxies received will be voted FOR the nominees for director named earlier in this Proxy Statement and FOR approval of Proposal 2 as described earlier in this Proxy Statement.

Should any matter not described above be acted upon at the meeting, the persons named in the proxy will vote in accordance with their judgment. The Board knows of no other matters, which may be presented to the meeting.

SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

Shareholder proposals must be received at the Company’s offices no later than March 3, 2007, in order to be considered for inclusion in the Company’s proxy materials for the 2007 Annual Meeting.

If a shareholder wishes to present a proposal at the Company's 2007 Annual Meeting of Shareholders or to nominate one or more directors, and the proposal is not intended to be included in the Company's proxy materials relating to that meeting, such proposal or nomination(s) must be received at the Company's offices by May 17, 2007.

MISCELLANEOUS

To assure a quorum at the annual meeting (the holders of a majority of the stock entitled to vote thereat constitute a quorum), shareholders are requested to sign and return promptly the enclosed form of proxy in the envelope provided. A shareholder who has delivered a proxy may attend the meeting and, if he or she desires, vote in person at the meeting.

By order of the Board of Directors,

JEFFREY L. VAN RIPER
Secretary
DATED: Marion, New York
                June 30, 2006

SENECA FOODS CORPORATION
3736 South Main Street
Marion, NY 14505

PROXY
FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 4, 2006

The undersigned shareholder of SENECA FOODS CORPORATION (the "Company") hereby appoints and constitutes ARTHUR S. WOLCOTT and KRAIG H. KAYSER, and either of them, the proxy or proxies of the undersigned, with full power of substitution and revocation, for and in the name of the undersigned to attend the annual meeting of shareholders of the Company to be held at 418 East Conde Street,
Janesville, Wisconsin, on Friday, August 4, 2006, at 1:00 p.m., Central Daylight
Savings Time, and any and all adjournments thereof (the "Meeting"), and to vote all shares of stock of the Company registered in the name of the undersigned and entitled to vote at the Meeting upon the matters set forth below:

MANAGEMENT RECOMMENDS A VOTE FOR ITEM 1 AND FOR ITEM 2.

1. Election of Directors: Election three nominees to serve until the annual meeting of shareholders in 2009 and until their successors are duly elected and shall qualify:

[  ] OR all nominees listed below (except as      [ ] WITHHOLD AUTHORITY to vote for
      marked to all nominees the contrary below)      listed below.

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through his name in the list below:

Arthur H. Baer, Kraig H. Kayser, Thomas Paulson

2. Appointment of Auditors: Ratification of the appointment of BDO Seidman,
LLP as independent auditors for the fiscal year ending March 31, 2007.

[ ] FOR             [ ] AGAINST
[ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

The shares represented by this Proxy will be voted as directed by the shareholder. IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1
AND FOR ITEM 2.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Signature_______________________________

________________________________________
Joint owners should each sign. Executors,
administrators, trustees, guardians, and
corporate officers should give their titles.

Dated:__________________________________

(PLEASE SIGN AND RETURN PROMPTLY)